Corporate Capital Trust 8-K

Exhibit 10.1

CONTROL AGREEMENT

Control Agreement dated as of July 22, 2013 (this “Agreement”), by and among The Bank of Nova Scotia (“Party A”), Halifax Funding LLC (“Party B”), and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, pursuant to a custodian contract between the Custodian and Party B (as amended and in effect from time to time, the “Custodian Agreement”), the Custodian acts as custodian for Party B’s assets and maintains a custodial account for Party B; and

WHEREAS, pursuant to the terms of an ISDA Master Agreement and Credit Support Annex between Party A and Party B initially dated as of November 15, 2012 (including all schedules thereto and confirmations of transactions thereunder and as amended and in effect from time to time, the “Master Agreement”), Party B will from time to time grant to Party A a security interest in certain assets in the custodial account to secure Party B’s obligations to Party A under the Master Agreement; and

WHEREAS, Party A, Party B and the Custodian are entering into this Agreement to provide for the perfection of the security interest by control;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions and Interpretation.

(a) Terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts (the “UCC”) have the same meaning in this Agreement as in the UCC. The term “instruction”, as used in this Agreement, includes an instruction under section 9-104(a)(2) of the UCC.

(b) The term “Notice of Exclusive Control” is defined in Section 3(c). For purposes of Sections 2(d) and 3(c), a reasonable time for the Custodian to act on a Notice of Exclusive Control may not extend beyond (i) if the Notice of Exclusive Control is received by the Custodian on or before 12 noon on the Custodian’s local time of a banking day, the end of the next banking day following the banking day of receipt or (ii) if the Notice of Exclusive Control is received by the Custodian after 12 noon on the Custodian’s local time of a banking day, the end of the second banking day following the banking day of receipt.

2. Collateral Accounts.

(a) Party B will from time to time instruct the Custodian, by any of the means mutually agreed to between Party B and the Custodian, to segregate certain U.S. cash and U.S. dollar-denominated certificated and negotiable certificates of deposit (each, a “Certificate of Deposit”), to the extent in each case acceptable to all parties hereto and in which Party B has granted a security interest to Party A (after giving effect to the segregation, the “Collateral”).

(b) Collateral other than cash Collateral will be identified and segregated on the Custodian’s books and records under the name of Party B as the entitlement holder for the benefit of Party A. The identification and segregation of the non-cash Collateral are herein referred to as the “Securities Account”.

(c) The Custodian will satisfy the requirement to segregate cash Collateral by identifying and crediting the cash Collateral to a separate deposit account (the “Deposit Account” and, together with the Securities Account, the “Collateral Accounts”) under the name of Party B as the Custodian’s customer for the benefit of Party A.

(d) The Custodian will credit to the Deposit Account all interest, dividends and other income received by the Custodian on the Collateral, which interest, dividends and other income, when so credited, shall constitute Collateral for all purposes hereof.

3. Control of the Collateral Accounts.

(a) The Custodian will not comply with instructions or entitlement orders concerning the Collateral originated solely by Party B, except as provided in Section 2(a).

(b) Except as provided in Section 2(a) and subject to Section 3(c) and 3(d), the Custodian will take actions with respect to the Collateral Accounts only upon written instructions and entitlement orders jointly executed and delivered by Party A and Party B except that, if at any time a Net Shortfall is payable by Party B to Party A or a Net Surplus is payable by Party A to Party B (in either case pursuant to the terms of the Master Confirmation), Party A may, by notice to the Custodian and Party B, instruct the Custodian to release to Party A or Party B (as applicable) such amount of the Collateral as is specified in Party A’s notice. Party A agrees with Party B that each such notice shall direct the release of only that portion of the Collateral that has an aggregate Value equal to the applicable Net Shortfall or Net Surplus. For purposes hereof, “Net Shortfall”, “Net Surplus” and “Value” shall have the respective meanings as are ascribed to such terms in the Total Return Swap Transaction Master Confirmation, dated November 15, 2012, entered into between Party A and Party B. Party A and Party B will provide the Custodian, in the form of Exhibit A (as it may be amended from time to time), the names and signatures of their respective authorized parties who may give notices, instructions or entitlement orders concerning the Collateral Accounts. Methods of notice, instruction or entitlement order other than as specified pursuant to the preceding sentence may be used if Party A, Party B and the Custodian agree to appropriate security procedures. For the avoidance of doubt, Custodian shall have no duty to determine if a Net Shortfall or Net Surplus exists and shall have no responsibility for determining Value as used in this agreement.

(c) Upon receipt by the Custodian from Party A of a notice in the form of Exhibit B (a “Notice of Exclusive Control”) and following a reasonable time for the Custodian to act thereon (as prescribed in Section 1(b) above), and, thereafter until the Custodian’s receipt of a Revocation of Exclusive Control (as defined below), the Custodian shall comply with instructions or entitlement orders originated solely by Party A with respect to the Collateral Accounts, without any further consent of Party B.

(d) If a Notice of Exclusive Control is delivered by Party A to the Custodian, and subsequently, pursuant to the Master Agreement or otherwise, Party A becomes no longer entitled to give notices, instructions or entitlement orders concerning the Collateral Accounts at the exclusion of Party B, then Party A agrees promptly to send a notice to the Custodian directing the Custodian to comply with instructions or entitlement orders and other directions concerning the Collateral Accounts originated jointly by Party A and Party B as contemplated by Section 3(b) (a “Revocation of Exclusive Control”). Party A agrees with Party B (without limiting anything in Section 5) that Party A shall not issue a Notice of Exclusive Control (or its equivalent) with respect to any Collateral Account unless an Event of Default or Termination Event (as defined in the Master Agreement) has occurred and is continuing at the time such Notice of Exclusive Control (or its equivalent) is issued.

4. Additional Assurances and Duties of the Custodian.

(a) The Custodian confirms that the Securities Account is, and will remain, a securities account and that the Deposit Account is, and will remain, a deposit account. The Custodian will act as a securities intermediary with respect to the Securities Account and a bank with respect to the Deposit Account. As a consequence of the Custodian Agreement being governed by the laws of the Commonwealth of Massachusetts, the Commonwealth of Massachusetts is the jurisdiction of the Custodian as securities intermediary and bank for purposes of the UCC.

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(b) Each of the parties hereto agree that all Certificates of Deposit credited to the Securities Account shall be treated as financial assets as contemplated by Article 8 of the UCC. The Custodian will not treat as a financial asset any cash or cash balance in the Securities Account. Any financial assets credited to the Collateral Accounts shall be registered in the name of the Custodian, its subcustodian or their respective nominees, indorsed to the Custodian, its subcustodian or their respective nominees or in blank or credited to another securities account maintained in the name of the Custodian, and in no case will any financial asset credited to the Collateral Accounts be registered in the name of Party B, payable to the order of Party B or specially indorsed to Party B except to the extent that the foregoing have been specially indorsed to the Custodian or in blank. If for any reason any Certificate of Deposit is not capable of being treated as a financial asset for all purposes of Article 8 of the UCC, each of the parties hereto agree that the purpose of this Agreement is to grant to Party A constructive possession of such Certificate of Deposit pursuant to section 9-313 of the UCC and, for purposes of giving effect thereto, the Custodian hereby acknowledges that it holds, and will hold, possession of each such Certificate of Deposit credited to the Collateral Accounts as bailee exclusively for the benefit of Party A subject to the terms of this Agreement including, without limitation, all exculpations, indemnities and other benefits accorded to the Custodian under this Agreement when acting as securities intermediary, bailee or bank.

(c) The Custodian confirms that (1) it has not entered into and will not enter into any agreement (other than the Custodian Agreement) with any other person or entity under which the Custodian has agreed to (x) comply with instructions or entitlement orders of such other person or entity relating to the Collateral or the Collateral Accounts, or (y) hold possession of any Collateral for the benefit of such other person or entity, (2) except for the claims and interest of Custodian, Party A and Party B in the Collateral Accounts, the Custodian does not know of any claim to, or interest in, the Collateral Accounts or in any cash or other financial asset credited thereto, (3) apart from the Custodian Agreement there are no other agreements entered into between the Custodian and Party B with respect to the Collateral Accounts that enable Party B to deal with assets in the Collateral Accounts, and (4) the Custodian has not entered into, and until the termination of this Agreement will not enter into, any agreement with Party B purporting to limit or condition the obligation of the Custodian to comply with the terms of this Agreement. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against either the Collateral Accounts or in any cash, financial assets or other assets credited thereto, the Custodian will promptly notify Party A, provided, however, that the Custodian’s failure to do so shall not give rise to any liability hereunder.

(d) Upon any pledge, release, or substitution of Collateral in the Collateral Accounts, the Custodian will notify Party A within one business day of such change. The Custodian will provide to Party A a copy of a statement of the Collateral Accounts within five (5) business days of the end of the calendar month and upon reasonable request from time to time; provided, however, that the Custodian’s failure to forward a copy of such statement to Party A will not give rise to any liability hereunder.

5. Exculpation of the Custodian.

(a) The Custodian will have no responsibility or liability for (i) determining the adequacy of the Collateral, (ii) making or verifying any calculations related to any Collateral requirements, (iii) the effect of foreign law with respect to any Collateral issued, or for which the issuer's jurisdiction is, outside of the United States or that is maintained with a foreign clearing corporation or a foreign depositary bank, (iv) the effect of foreign law with respect to any insolvency proceeding of Party B in which the insolvency tribunal is located outside of the United States or (v) otherwise the creation, attachment, perfection or priority of any security interest in favor of Party A or the adequacy of the remedies of Party A to enforce any security interest.

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(b) The Custodian will have no responsibility or liability (i) to Party A for complying with instructions and entitlement orders under Section 2(a) originated by Party B, (ii) to Party B for complying with a Notice of Exclusive Control or with instructions or entitlement orders under Section 3(c) originated by Party A, or (iii) to Party A for complying with a Notice of Exclusive Control or with instructions or entitlement orders under Section 3(c) originated by Party A.

(c) The Custodian will have no duty to investigate or make any determination to verify (i) the existence of a default or termination event under the Master Agreement or otherwise, (ii) compliance by either Party A or Party B with the Master Agreement or applicable law or (iii) Party A’s right to issue a Notice of Exclusive Control or originate instructions or entitlement orders under Section 3(c).

(d) The Custodian will have no responsibility or liability with respect to the Collateral Accounts except to the extent expressly set forth in this Agreement including, without limitation, with respect to any duty to preserve, exercise or enforce rights in the Collateral or the Collateral Accounts. The Custodian will not be liable or responsible for any action done or omitted to be done by it in good faith and in the absence of gross negligence or willful misconduct and may rely and shall be protected in acting upon any notice, instruction, entitlement order or other communication which it reasonably believes to be genuine and authorized.

(e) The Custodian will not be liable for delays, errors or losses occurring by reason of circumstances beyond its control, including, without limitation, acts of God, market disorder, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply.

(f) The Custodian will have no responsibility or liability to Party A or Party B or to any other person or entity for acting in accordance with any judicial or arbitral process, injunction or other order, writ, judgment, decree or claim of judicial lien relating to the Collateral Accounts, even if subsequently modified, vacated or otherwise determined to have been without legal force or effect.

(g) In no event will the Custodian be liable to any Party A, Party B or any other person for indirect, consequential or special damages, even if the Custodian has been advised of the possibility or likelihood of such damages.

6. Indemnification in Favor of the Custodian.

(a) Party B will indemnify and hold the Custodian harmless with regard to any losses or liabilities of the Custodian (including reasonable attorneys’ fees) imposed on or incurred by the Custodian arising out of any action or omission of the Custodian in accordance with any notice, instruction, or entitlement order under this Agreement.

(b) Party A will indemnify and hold the Custodian harmless with regard to any losses or liabilities of the Custodian (including reasonable attorneys’ fees) imposed on or incurred by the Custodian to the extent caused by (i) any action or omission of the Custodian in accordance with any notice, instruction, or entitlement order under this Agreement originated by Party A or (ii) the reversal of any provisional credit to either Collateral Account occurring following the Custodian’s receipt of a Notice of Exclusive Control.

7. The Custodian’s Compensation and Reimbursement Rights; Security Interest.

(a) Party B will pay and reimburse the Custodian for any reasonable advances, fees, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs) and disbursements actually paid or incurred by the Custodian in connection with this Agreement. Any fees, expenses or other amounts that may be owing to the Custodian from time to time pursuant to the terms of this Agreement or the Custodian Agreement shall be secured by any security interest that the Custodian may have been granted under the Custodian Agreement or applicable law. Upon a default by Party B in making payment or reimbursement, the Custodian shall be entitled to exercise its rights and remedies as a secured party and under applicable law against the Collateral and Collateral Accounts, in accordance with the terms of the Custodian Agreement and applicable law. The Custodian agrees that if it extends credit to Party B other than in the form of overdrafts or advances used to acquire the Collateral credited to the Collateral Accounts or fees or expenses pertaining to the maintenance of the Collateral Accounts, any lien on the Collateral securing such credit shall be subordinated to the lien of Party A with respect to the Collateral unless otherwise agreed by Party A in writing.

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(b) The Custodian will not be obligated to advance cash or investments to, for or on behalf of Party B in the Collateral Accounts. However, if the Custodian does advance cash or investments to the Collateral Accounts for any purpose, Party B’s obligations to reimburse or repay the Custodian under Section 7(a) shall be secured by the security interest referred to in Section 7(a).

(c) Except as provided in this Section 7, none of the cash, financial assets or other items held in or credited to the Collateral Accounts or any security entitlement in respect thereof will be subject to deduction, set-off, banker’s lien or any other right in favor of any person other than Party B.

8. Relationship to Custodian Agreement.

(a) If a provision of this Agreement in favor of Party A conflicts with a provision of the Custodian Agreement, the provision of this Agreement shall control. However, this Agreement does not confer on Party A (i) any third-party rights under the Custodian Agreement or (ii) any greater rights in respect of the Collateral than would be available to Party B under the Custodian Agreement in the absence of this Agreement.

(b) If a provision of this Agreement in favor of the Custodian provides a greater right to the Custodian against Party B or subjects the Custodian to a lesser liability to Party B than under the Custodian Agreement, the provision of this Agreement shall control.

(c) Except as provided in Section 8(a) or (b), this Agreement does not modify the terms of the Custodian Agreement, and the Custodian shall be and remain entitled to all of the exculpations, indemnities and other benefits in its favor under the Custodian Agreement, including those with respect to the Custodian’s actions and omissions under this Agreement. Instructions and entitlement orders originated by any party under this Agreement will constitute “Proper Instructions” under and as defined in the Custodian Agreement.

9. Notices. Any notice, instruction, entitlement order or other communication required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, prepaid or, for termination of this Agreement only, by certified or registered mail, and addressed as follows, or to such other address as any party may hereafter notify the other parties in writing:

If to Party A, then:

The Bank of Nova Scotia

GWS – Collateral Management

720 King St. West, 4th Floor, Toronto, Ontario

Attention: Senior Manager – Global Wholesale Services

Telephone.: 416-866-4587

Facsimile: 416-866-6865

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If to Party B, then:

Halifax Funding LLC

CNL Fund Advisors Company

450 South Orange Avenue

Orlando, FL. 32801

Attention: Paul Saint-Pierre, Chief Financial Officer

Telephone: (866) 745-3797

Facsimile: (407) 540-7653

If to the Custodian, then:

State Street Bank and Trust Company
200 Clarendon Street

Boston, MA.  02116
Attention: Gregory V. Nikiforow, Vice President

Telephone: (617) 662-9085

Facsimile: (617) 937-6033

10. Termination.

(a) This Agreement may be terminated by (i) Party B with the prior written consent of Party A, or (ii) Party A with the prior written consent of Party B. The Custodian may terminate this Agreement upon sixty (60) days’ prior written notice to the other parties. Upon termination of this Agreement, if obligations of Party B to Party A under the Master Agreement still exist, any Collateral in the Collateral Accounts will, subject to any reserves reasonably established by the Custodian to secure any liabilities secured by any security interest or right of recoupment or setoff in favor of the Custodian, be transferred to a successor custodian designated jointly in writing by Party A and Party B. If no joint designation is made on or before the last day of such 60-day period, the Custodian, Party A or Party B may petition a court of competent jurisdiction for the appointment of a successor Custodian.

(b) Upon termination of this Agreement, if no obligations of Party B to Party A under the Master Agreement exist, Party A will have no further right to originate instructions or entitlement orders concerning the Collateral or the Collateral Accounts, and the rights of Party B concerning the Collateral and the Collateral Accounts shall be governed by the Custodian Agreement.

(c) Termination will not affect any rights created or obligations incurred under this Agreement prior to termination. This Section and Sections 5, 6, 7, 11 and 12 will survive the termination of this Agreement.

11. Limited Recourse to Party B. This Agreement is being executed on behalf of Party B by an authorized trustee or officer of Party B acting in such capacity and not individually. Any recourse of the Custodian or Party A for the obligations of Party B under this Agreement are limited to the assets and property of Party B.

12. Successors and Assigns. This Agreement will be binding upon the parties and their respective successors and assigns. The Custodian may transfer its rights and duties under this Agreement to any successor to the Custodian under the Custodian Agreement. Otherwise, this Agreement may not be assigned without the written consent of all parties.

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13. Governing Law; Jury Trial Waiver; Waiver of Immunity. This Agreement is governed by the laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules. To the extent permitted by law, each party waives any right to trial by jury in any legal proceeding arising out of or relating to this Agreement. If in any jurisdiction Party A or Party B may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, attachment (before or after judgment) or other legal process, the party irrevocably agrees not to claim, and hereby waives, such immunity.

14. Miscellaneous. No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto. If any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement will remain in effect. Any headings appearing on this Agreement are for convenience only and do not affect the interpretation of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form. This Agreement supersedes and terminates, as of the date hereof, all prior Control Agreements, or similar agreements, among Party A, Party B and Custodian relating to the Master Agreement or any predecessor ISDA master agreement.

15. No Implied Waivers; Remedies Not Exclusive. No failure by Party A to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Party A of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified this Agreement are cumulative and are not exclusive of any other rights or remedies provided by law.

16. Representations and Warranties.

(a) Party B hereby represents and warrants to Party A and the Custodian as follows:

(i)	Party B has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation/formation and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performances of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, shareholders and creditors of Party B, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Party B in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by Party B and all other parties hereunder, will constitute, the legally valid and binding obligations of Party B enforceable against Party B in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to Party B and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
(ii)	The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on Party B, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Party B, or the governing instruments of, or any securities issued by, Party B or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Party B is a party or by which Party B or any of its assets may be bound and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

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(b) The Custodian hereby represents and warrants to Party A and Party B as follows:

(i)	The Custodian is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and has the power to execute, deliver and perform this Agreement and has taken all necessary entity action to authorize such execution, delivery and performance.

(ii)	The execution delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on Custodian, or any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to Custodian or any contractual restriction binding on or affecting Custodian.

(iii)	The Custodian is qualified to act as a custodian under Section 17(f) of the Investment Company Act of 1940, as amended.

(c) Party A hereby represents and warrants to Party B and the Custodian as follows:

(ii)	Party A is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing, and has the power to execute, deliver and perform this Agreement and has taken all necessary entity action to authorize such execution, delivery and performance.
(iii)	The execution delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on Party A, or any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to Party A or any contractual restriction binding on or affecting Party A.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or duly authorized representatives as of the date first above written.

HALIFAX FUNDING LLC

By:	Corporate Capital Trust, Inc., its Designated Manager

By:	/s/ Paul S. Saint-Pierre
Name:	Paul S. Saint-Pierre
Title:	Chief Financial Officer

THE BANK OF NOVA SCOTIA

By:	/s/ Ronny Sirizzott
Name:	Ronny Sirizzott
Title:	Director

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

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Exhibit A

To

Control Agreement among HALIFAX FUNDING LLC,

THE BANK OF NOVA scotia,

and State Street Bank and Trust Company

Dated as of July 22, 2013

AUTHORIZED PERSONS FOR [PARTY A]

State Street Bank and Trust Company is directed to accept and act upon written instructions or entitlement orders received from any one of the following persons at The Bank of Nova Scotia:

Name	Telephone/Facsimile	Signature
1.	1. Telephone Facsimile	1. _____________________
2.	2. Telephone Facsimile	2. _____________________
3.	3. Telephone Facsimile	3. _____________________
4.	4. Telephone Facsimile	4. _____________________
5.	5. Telephone Facsimile	5. ______________________

STATE STREET BANK AND TRUST COMPANY

Authorized By:
as authorized agent of The Bank of Nova Scotia

Name:

Title:

Date:

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Exhibit B

[Letterhead of The Bank of Nova Scotia]

Date: ______________

State Street Bank and Trust Company
200 Clarendon Street

Boston, MA.  02116
Attention: Gregory V. Nikiforow

RE: Halifax Funding LLC

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Control Agreement dated as of July 22, 2013 (as from time to time amended and supplemented, the “Control Agreement”) among the undersigned, Halifax Funding LLC (“Party B”) and you, as the Custodian, that you (i) will not follow any instructions or entitlement orders of the specific Party B listed above with respect to the Collateral or the Collateral Accounts held by you for such Party B, and (ii) unless and until otherwise expressly instructed by the undersigned, will exclusively follow the entitlement orders and instructions of the undersigned with respect to such Collateral or such Collateral Accounts.

Very truly yours,

The Bank of Nova Scotia

By:
Authorized Signatory

  cc: [Investment manager]

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